UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2016

WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices) (Zip Code)
(832) 636-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2016, Western Gas Partners, LP (“WES”) entered into an amendment, dated December 16, 2016, to, among other things, extend the term of its existing $1.2 billion revolving credit facility, dated as of February 26, 2014 (as amended or modified from time to time, the “Credit Agreement”), with each lender named therein and Wells Fargo Bank, National Association as administrative agent (the “Amendment”). The Amendment extends the expiration date of the Credit Agreement from February 26, 2019 to February 26, 2020 pursuant to Section 2.24 of the Credit Agreement. All other material terms and conditions of the Credit Agreement remain in full force and effect.

Certain of the lenders under the Credit Agreement and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial and investment banking services for WES, for which they received or will receive customary fees and expenses. Certain affiliates of the lenders under the Credit Agreement have acted, and may in the future act, as underwriters of certain of WES’s debt and equity issuances.

The description above of the Amendment is a summary and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Credit Agreement was previously filed as Exhibit 10.15 to WES’s Annual Report on Form 10-K filed on February 28, 2014 (File No. 001-34046).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1
Second Amendment to the Second Amended and Restated Revolving Credit Agreement, effective December 16, 2016, among Western Gas Partners, LP, Wells Fargo Bank National Association, as the administrative agent and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP

		By:	Western Gas Holdings, LLC, its general partner

Dated:	December 16, 2016	By:	/s/ Philip H. Peacock
Philip H. Peacock Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1
Second Amendment to the Second Amended and Restated Revolving Credit Agreement, effective December 16, 2016, among Western Gas Partners, LP, Wells Fargo Bank National Association, as the administrative agent and the lenders party thereto.